UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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El Paso Electric Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

(915) 543-5711

March 27, 2006

Dear Shareholder:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Wednesday, May 3, 2006, at 10:00 a.m., Mountain Daylight Time.

The purpose of the Annual Meeting is to give shareholders an opportunity (i) to vote on the election of Class III Directors; (ii) to consider and act upon the recommendation of the Board of Directors to approve the El Paso Electric Company 2006 Long-Term Incentive Plan; and (iii) to consider and act upon the recommendation of the Board of Directors to ratify the selection of KPMG LLP as El Paso Electric Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

Information concerning these matters is set forth in the accompanying notice of the meeting and Proxy Statement. Your Board of Directors recommends that you vote FOR the proposals as explained in the attached Proxy Statement.

Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return promptly the enclosed Proxy.

Sincerely,

Gary R. Hedrick

President and Chief Executive Officer

EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

El Paso Electric Company:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Wednesday, May 3, 2006, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

(1)	To give shareholders an opportunity to vote on the election of Class III Directors;

(2)	To consider and act upon the recommendation of the Board of Directors to approve the El Paso Electric Company 2006 Long-Term Incentive Plan. Under the 2006 Long-Term Incentive Plan, employees and directors will be eligible to receive nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards covering up to 2,160,000 shares of the Company’s Common Stock;

(3)	To consider and act upon the recommendation of the Board of Directors to ratify the selection of KPMG LLP as El Paso Electric Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors knows of no matter, other than those set forth in the paragraphs above (which are discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

The Board of Directors has fixed the close of business on March 6, 2006 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

Please mark, date and sign the enclosed Proxy and return it promptly in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy. Shareholders attending the meeting whose shares are registered in the name of a broker and who intend to vote in person should bring an affidavit of ownership from the broker so that beneficial ownership can be verified without delay on the meeting date. The prompt return of your Proxy will save the postage expense of additional mailings.

By Order of the Board of Directors,

Guillermo Silva, Jr.

Corporate Secretary

March 27, 2006

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN AND

PROMPTLY RETURN YOUR PROXY. THANK YOU.

EL PASO ELECTRIC COMPANY

100 N. Stanton

El Paso, Texas 79901

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 3, 2006

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of El Paso Electric Company (the “Company”) for use at its 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 3, 2006, at the Company’s principal offices, and at any adjournments thereof. The Company’s principal offices are located at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, or other electronic means by the directors, officers, employees and agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in sending proxy materials to beneficial owners. To assist in the distribution of proxy material and solicitation, the Company has engaged Georgeson Shareholder Communications, Inc. for a fee of $5,500 plus out-of-pocket expenses.

This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about March 27, 2006.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

At the close of business on March 6, 2006, the “record date” for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 48,303,868 shares of its common stock (the “Common Stock”).

Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted. The vote of a plurality of the votes cast at the meeting is required for the election of each Class III Director. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting is required to approve the El Paso Electric Company 2006 Long-Term Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the meeting is required to ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

A shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by a shareholder or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing.

A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting by filing with the Secretary of the Company an instrument in writing revoking the proxy, delivering a duly executed proxy bearing a later date, or attending the meeting and voting in person. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is returned, but no choice is specified, the shares will be voted (i) FOR the election of the four nominees described below as Class III Directors; (ii) FOR the approval of the El Paso Electric Company 2006 Long-Term Incentive Plan as explained in this Proxy Statement; and (iii) FOR the ratification of the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006. With respect to any other matters that will come before the Annual Meeting, the proxy will be voted in the discretion of the proxy holder. If no proxy is returned, the shares represented by such proxy will not be voted.

The Board of Directors is not aware of any matter that will be presented at the Annual Meeting other than as set forth in the accompanying Notice. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company.

Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote AGAINST when determining whether a proposal has been approved. Broker non-votes are not included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL 1 – ELECTION OF CLASS III DIRECTORS

Article III, Section 2 of the Company’s Bylaws divides the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three-year term. After the Annual Meeting of Shareholders on May 4, 2005, the Board had twelve members with Classes I, II and III containing four members each.

The shares represented by the accompanying proxy will be voted to elect the four nominees as Class III Directors as recommended by the Board of Directors, who are shown below as nominees for such class, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. GUZMAN, HARRIS, WERTHEIMER AND YAMARONE AS CLASS III DIRECTORS.

NOMINEES AND DIRECTORS OF THE COMPANY

Name	Age	Director Since	Principal Occupation and Employment During the Past Five Years(1)

NOMINEES FOR CLASS III DIRECTORS (New term will expire in 2009)

Ramiro Guzmán	59	1996	Director of Corporate Development, James Edwards & Company since October 2005; President, Viva Distributing from March 2001 to October 2005.

James W. Harris	59	1996	Founder and President of Seneca Financial Group, Inc.

Stephen N. Wertheimer(2)	55	1996	Managing Director of W Capital Partners since 2001.

Charles A. Yamarone(3)	47	1996	Executive Vice President of Libra Securities LLC, an institutional broker-dealer, since January 2002; Executive Vice President of U.S. Bancorp Libra (an institutional broker-dealer), a division of U.S. Bancorp Investments, Inc. from January 1999 to December 2001.

CLASS I DIRECTORS (Term will expire in 2007)

George W. Edwards, Jr.(4)	66	1992	Chairman of the Board.

John Robert Brown(5)	61	2003	Chairman of the Board, President and Chief Executive Officer of Desert Eagle Distributing, Inc.

James W. Cicconi	53	1997	Senior Executive Vice President – External and Legal Affairs of ATT, Inc. since December 2005; General Counsel and Executive Vice President – Law and Government Affairs of AT&T from December 1998 to November 2005.

Patricia Z. Holland-Branch	61	1997	Chief Executive Officer and Owner of HB/PZH Commercial Environments Inc., doing business as Facilities Connection, an HB/PZH Company since 2001; Fifty percent partner of MAPRODISA, S.A. de C.V. since 2001.

CLASS II DIRECTORS (Term will expire in 2008)

Gary R. Hedrick(6)	51	2001	President and Chief Executive Officer since November 2001.

Kenneth R. Heitz	58	1996	Partner of Irell & Manella, LLP, a law firm.

Michael K. Parks(7)	46	1996	Vice Chairman of the Board since November 2005; Managing Director of TCW Group.

Eric B. Siegel(8)	48	1996	Retired Limited Partner of Apollo Advisors, LP; business consultant.

(1)	Where no date is specified, the director has held the position for more than the past five years.

(2)	Mr. Wertheimer is also a director of Morris Material Handling, Inc. and Xeyte Therapies, Inc.

(3)	Mr. Yamarone is also a director of Continental Airlines, Inc. and New Millennium Homes, LLC.

(4)	Mr. Edwards is also a director of Hubbell, Inc.

(5)	Mr. Brown is also a director of Bank of the West–El Paso, Texas.

(6)	Mr. Hedrick is chairman of the board of trustees of Las Palmas Medical Center and an advisory director of J.P. Morgan Chase Bank of Texas-El Paso.

(7)	Mr. Parks is also a director of Aurora National Life Assurance Company and E*TRADE Financial Corp. He is chairman of the audit committee and a member of the compensation committee of E*TRADE Financial Corp.

(8)	Mr. Siegel is also a director and audit committee member of Kerzner International Limited and Ares Capital Corp.

DIRECTORS’ MEETINGS, COMPENSATION, COMMITTEES, INDEPENDENCE AND CORPORATE GOVERNANCE MATTERS

Meetings

The Board of Directors held seven meetings during 2005. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served. The Board of Directors held an executive session of non-management directors at each of the seven meetings during 2005. The Chairman of the Board of Directors presides at the executive sessions.

The Company does not have a formal policy regarding director attendance at annual meetings. All members of the Board of Directors attended last year’s annual meeting with the exception of Mr. Yamarone. All members are expected to attend this year’s annual meeting.

Compensation of Directors

The compensation for non-employee members of the Board of Directors during 2005 consisted of the following: (a) $20,000 for four meetings of the Board of Directors or committees thereof per year and an additional $1,000 for each meeting beyond four; and (b) in accordance with the terms of the El Paso Electric Company 1999 Long-Term Incentive Plan (the “1999 Plan”), 3,500 shares of restricted Common Stock. In addition to the 3,500 shares, the Board of Directors awarded Mr. Edwards, in consideration of his service as Chairman of the Board of Directors during 2005, an additional 12,500 shares of Common Stock that are restricted as to sale until May 5, 2006 in accordance with the terms of the 1999 Plan. At a meeting on November 10, 2005, the Board of Directors named Michael K. Parks as Vice Chairman of the Board. For his service as Vice Chairman for the period from November 10, 2005 through the date of the Company’s next annual meeting of shareholders, Mr. Parks received a cash retainer of $50,000 (equivalent to an annual retainer of $100,000 prorated for the applicable period). Further, the Company has at times called upon directors to attend certain meetings and events on behalf of the Company in their roles as directors for which the Company reimburses them at an hourly rate.

In 2005, the Nominating and Corporate Governance Committee reviewed director compensation with the assistance of an outside consultant. The Committee recommended to the Board that the Company adopt certain changes to the non-employee director compensation program which had been unchanged since 1999, and the Board approved such changes at its meeting on November 10, 2005 with the intention that this compensation be for a period of at least two years.

Effective as of January 1, 2006, compensation for non-employee directors will be modified as follows:

(1)	The annual retainer will increase from $20,000 to $35,000.

(2)	The chair of the Audit Committee will receive an additional annual retainer of $10,000, and the chair of each of the other committees of the Board will receive an additional annual retainer of $5,000.

(3)	Meeting fees for all Board and committee meetings (other than Audit Committee meetings) will remain unchanged at $1,000 per meeting but such fees will be paid for all Board and committee meetings rather than for each meeting in excess of four.

(4)	Meeting fees for Audit Committee meetings will increase from $1,000 to $1,500 per meeting.

(5)	Each director will continue to receive an annual award of 3,500 shares of restricted stock, and the Chairman of the Board will continue to receive an additional annual award of 12,500 shares of restricted stock. Beginning May 2, 2006, the Vice Chairman of the Board will receive an additional annual award of shares of restricted stock with a fair market value of $100,000 based on the closing market price of the stock on the date of issuance. Shares of restricted stock awarded to the Vice Chairman of the Board pursuant to this formula will reduce on a share-for-share basis the restricted shares awarded to the Chairman of the Board. Restricted stock will be awarded to directors in accordance with the terms of the Company’s 1999 Long-Term Incentive Plan or, if approved by shareholders, the 2006 Long-Term Incentive Plan, and will be restricted as to sale for one year.

Committees

The Board of Directors has the following standing committees: Audit, Compensation, Executive, Palo Verde and Environmental Oversight, External Affairs, and Nominating and Corporate Governance.

During 2005, the Audit Committee was composed of directors Yamarone (Chairman), Brown, Cicconi, Parks and Siegel. The Audit Committee, which held twelve meetings in 2005, is responsible for appointing the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) and otherwise overseeing the Company’s financial reporting. The Audit Committee also determines whether management has established a system to promote the accuracy and completeness of the Company’s financial statements and other publicly disclosed information. The roles and responsibilities of the Audit Committee are described in detail in a written charter adopted by the Board of Directors. The Board of Directors has determined that each member of the Audit Committee meets the experience and independence requirements of the New York Stock Exchange (“NYSE”) rules and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the “Act”). No member of the Audit Committee serves on the audit committee of more than three public companies. The Board of Directors has determined that Messrs. Yamarone and Parks meet the criteria of audit committee financial experts under the SEC’s rules and are independent of management. Certain additional information concerning the composition and role of the Audit Committee is set forth under the caption “Audit Committee Report” which appears below in this Proxy Statement.

During 2005, the Compensation Committee was composed of directors Cicconi (Chairman), Heitz, Wertheimer and Yamarone. The Board of Directors has determined that each member of this committee is independent under the rules of the NYSE. The Compensation Committee, which held nine meetings in 2005, is responsible for evaluating and approving the compensation of executive officers. It also reviews and approves recommended Company-wide increases for employees, as well as approving the adoption of contracts with union employees. The Compensation Committee is also responsible for evaluating, adopting and administering benefit plan programs. The roles and responsibilities of the Compensation Committee are described in detail in a written charter adopted by the Board of Directors. Certain additional information concerning the composition and role of the Compensation Committee is set forth under the caption “Compensation Committee Report” which appears below in this Proxy Statement.

During 2005, the Executive Committee was composed of directors Siegel (Chairman), Harris, Hedrick, Parks and Wertheimer. The Executive Committee, which held eleven meetings in 2005, consults with senior management on administrative matters and directs the strategic planning effort on behalf of the Board. The Executive Committee may exercise all powers of the Board of Directors (except as prohibited by the Texas Business Corporation Act) between meetings. In addition, the Executive Committee’s responsibilities include analyzing and making recommendations to the Board of Directors regarding the maximization of shareholder value. The roles and responsibilities of the Executive Committee are described in detail in a written charter adopted by the Board of Directors.

During 2005, the Palo Verde and Environmental Oversight Committee was composed of directors Edwards (Chairman), Guzmán, Hedrick, Heitz and Holland-Branch. The Palo Verde and Environmental Oversight Committee, which held four meetings in 2005, is responsible for (i) reviewing and assessing the activities and operations of the Palo Verde Nuclear Generating Station in which the Company is a participant and (ii) overseeing the affairs and operations of the Company to determine whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations, and identifying existing and potential environmental issues facing the Company under federal, state and local law. The roles and responsibilities of the Palo Verde and Environmental Oversight Committee are described in detail in a written charter adopted by the Board of Directors.

During 2005, the External Affairs Committee was composed of directors Brown (Chairman), Guzmán, Harris, Heitz and Holland-Branch. The External Affairs Committee, which held seven meetings in 2005, is responsible for setting policy and reviewing an annual budget for civic and charitable contributions by the Company in the communities it serves and is responsible for assisting management in formulating a business development strategy for Mexico and evaluating business opportunities in Mexico. The Committee created a civic and charitable affairs subcommittee, consisting of Messrs. Brown, Guzmán, Hedrick and Ms. Holland–Branch. This subcommittee, which held three meetings in 2005, is responsible for overseeing the Company’s charitable giving and civic activities. The roles and responsibilities of the External Affairs Committee are described in detail in a written charter adopted by the Board of Directors.

During 2005, the Nominating and Corporate Governance Committee was composed of directors Harris (Chairman), Parks, Siegel and Wertheimer. The Board of Directors has determined that each member of this committee is independent under the rules of the NYSE. The Nominating and Corporate Governance Committee, which held four meetings in 2005, is responsible for identifying qualified individuals to serve as members of the Board of Directors, recommending directors for appointment to committees, evaluating Board performance, and overseeing and setting compensation for the members of the Board of Directors. The roles and responsibilities of the Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board of Directors. In 2005, the Nominating and Corporate Governance Committee assisted the Board of Directors and each of the Board committees in conducting a self-evaluation to assess their effectiveness.

Independence

The Board of Directors has adopted Corporate Governance Guidelines which, among other things, set forth categorical standards to assist the Board of Directors in making determinations of director independence in accordance with the rules of the NYSE. The Board of Directors makes a determination regarding the independence of each director annually based on all relevant facts and circumstances. Although any director who meets the following criteria and the independence criteria of the NYSE is presumed to be independent (except for purposes of serving as a member of the Audit Committee which requires that the director meet additional requirements under SEC Rule 10A-3(b)(1)(ii)), the Board may make an affirmative determination to the contrary based on its review of other factors. The following persons will not be considered to be independent:

(i)

A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were more than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year and $1 million.

(ii)	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount more than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year and $1 million.

(iii)	A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were more than the greater of 2% of the law firm’s gross revenues for such fiscal year and $1 million.

(iv)	A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was more than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year and $1 million.

Applying these categorical standards and the independence criteria of the NYSE, the Board of Directors has determined that all of its directors meet the independence requirements of the NYSE except for Gary R. Hedrick who serves as President and Chief Executive Officer of the Company.

In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1)(ii) under the Act.

The Company has not made any charitable contributions in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues within the preceding three years to any charitable organization in which a director of the Company serves as an executive officer.

In 2005, the Company pledged a total of $5 million, payable in ten annual installments of $500,000 each, to the El Paso campus of the Texas Tech University School of Medicine. Mr. Brown is a former member of the Board of Regents of Texas Tech University and a current member of the Board of Directors of the Texas Tech Foundation. Mr. Hedrick is a member of the Capital Campaign Committee for the Texas Tech University School of Medicine.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors submitted in writing by a shareholder. A shareholder wishing to nominate one or more individuals to stand for election as a director at an annual or special meeting of the shareholders must provide written notice thereof not less than eighty days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation more than ninety days prior to the meeting, such notice, to be timely, must be delivered not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice must set forth (a) the name and address of the shareholder making the nomination; (b) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors; (c) a representation of the shareholder as to the number of shares of stock of the Company that are beneficially owned by the shareholder and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (d) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected. Any such shareholder notice should be submitted in writing to: Guillermo Silva, Jr., Corporate Secretary, El Paso Electric Company, 100 N. Stanton, El Paso, Texas 79901.

In making its recommendations regarding nominees to serve on the Board of Directors, the Nominating and Corporate Governance Committee reviews an individual’s qualifications including a determination as to the independence of the candidate based on the independence criteria described above. If the nominee is being evaluated for re-nomination to the Board of Directors, the Committee will assess the prior performance of such director. The Committee will also periodically review the composition of the Board of Directors in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. No director may serve on the boards of more than three other public companies while serving on the Company’s Board of Directors.

The Board of Directors believes that directors should hold meaningful equity ownership positions in the Company. Each director is expected (but not required) to be a beneficial owner of shares of the Company’s Common Stock or common stock equivalents with a market value equivalent to at least three year’s annual cash retainer fees by the end of his or her second year of service on the Board of Directors. Each director on the Board of Directors meets this stock ownership guideline.

Corporate Governance Matters

The Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial and Administrative Officer and the Controller. A current copy of the Code of Ethics may be found on the Company’s internet website at www.epelectric.com. Any amendments to, or waivers from, any provision of the Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial and Administrative Officer, Controller or persons performing similar functions will be disclosed by posting such information on the Company’s internet website at www.epelectric.com within five business days.

The Board of Directors has adopted Corporate Governance Guidelines in compliance with the NYSE rules. A current copy of the guidelines may be found on the Company’s internet website at www.epelectric.com.

Current copies of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees (the “Committee Charters”) may also be found on the Company’s internet website at www.epelectric.com.

Printed copies of the Corporate Governance Guidelines, the Committee Charters and the Code of Ethics are available to any shareholder upon request. Requests for printed copies should be addressed to El Paso Electric Company, 100 N. Stanton, El Paso, Texas 79901, Attention: Office of the Secretary.

Shareholders may correspond directly with non-management directors by writing to James W. Harris, Chairman, Nominating and Corporate Governance Committee, P.O. Box 982, El Paso, Texas 79960.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 6, 2006 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class III Directors of the Company; (iii) the person who served as Chief Executive Officer of the Company during the year ended December 31, 2005, (iv) the top four most highly compensated employees other than the Chief Executive Officer; and (v) all directors and current officers of the Company as a group (24 persons).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580-1435	3,335,550	(1)	7.73	%*

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	3,092,428	(2)	6.44	%*

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,918,600	(3)	6.00	%*

George W. Edwards, Jr.	215,790	(4)	**
John Robert Brown	13,000	(5)	**
James W. Cicconi	30,279	(6)	**
Ramiro Guzmán	43,143	(7)	**
James W. Harris	51,540	(8)	**
Kenneth R. Heitz	56,950	(9)	**
Patricia Z. Holland-Branch	22,312	(10)	**
Michael K. Parks	44,875	(11)	**
Eric B. Siegel	44,930	(12)	**
Stephen N. Wertheimer	30,956	(13)	**
Charles A. Yamarone	17,794	(14)	**
Gary R. Hedrick	452,663	(15)	**
Julius F. Bates	208,992	(16)	**
Scott D. Wilson	34,565	(17)	**
Kerry B. Lore	58,853	(18)	**
Hector R. Puente	106,774	(19)	**
Other Executive Officers	304,066	(20)	**
All directors and executive officers as a group (24 persons)	1,737,482	(21)	3.53%

*	Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.

**	Less than 1%.

(1)	Information regarding ownership of Common Stock by Gabelli Group Capital Partners, Inc. (“Gabelli Partners”), Gabelli Asset Management, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”); GAMCO Investors, Inc. (“GAMCO”), Gabelli Advisers, Inc. (“Gabelli Advisers”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), Gabelli & Company, Inc. Profit Sharing Plan (the “Plan”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), Mario J. Gabelli, Lynch, and Interactive (collectively, the “Gabelli Reporting Parties”) is included herein in reliance on IR Channel information of Gabelli’s ownership as of December 31, 2005. Pursuant to Rule 13d-2(b), Gabelli was not required to file an amended Schedule 13D for the year-ended 2005 and its ownership percentage was calculated based on the number of El Paso Electric common shares outstanding as of December 31, 2005.

Gabelli Partners is the parent company of GBL. GBL is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, Gabelli Advisers and GSI. GSI is an investment manager and the parent company of Gabelli & Company and Gabelli & Company is a registered broker-dealer under the Securities Exchange Act of 1934. GAMCO and Gabelli Funds are each investment advisers and GAMCO and Gabelli Funds are each registered under the Investment Advisers Act of 1940. Gabelli Partners, GBL, GAMCO and Gabelli & Company are New York corporations. GSI, Gabelli Advisers and Interactive are Delaware corporations and Gabelli Funds is a New York limited liability corporation. MJG Associates is a Connecticut corporation, the Foundation is a Nevada corporation and Lynch is an Indiana corporation. Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and GBL and Chief Investment Officer for each of the Reporting Parties other than Lynch.

The Gabelli Reporting Parties do not admit that they constitute a group.

According to IR Channel, Gabelli owned 3,335,550 shares (7.73 percent) based on the number of common shares (48,142,321) that the Company had outstanding as of December 31, 2005. Mario Gabelli is deemed to have beneficial ownership of the Common Stock owned by each of the Reporting Parties. GSI is deemed to have beneficial ownership of the Common Stock owned by Gabelli & Company. GBL and Gabelli Partners are deemed to have beneficial ownership of the Common Stock owned by each of the foregoing Reporting Parties other than Mario J. Gabelli and the Foundation. Each of the Gabelli Reporting Parties has sole voting and dispositive power over the Common Stock reported for each of them and Mario J. Gabelli, GBL and Gabelli Partners have indirect voting and dispositive power over the aggregate of 3,335,550 (7.73 percent) shares of Common Stock as of December 31, 2005.

(2)	Information regarding ownership of Common Stock by Barclays Global Investors, NA., (“Barclays Global”) and Barclays Global Fund Advisors (“Barclays Advisors”) (collectively, the “Barclays Reporting Parties”) is included in reliance on information set forth in a Schedule 13G filed with the SEC on January 26, 2006, reflecting ownership as of December 31, 2005. Barclays Global is listed as a bank pursuant to Rule 13d-1(b) of the Act, and as defined in section 3(a) (6) of the Act (15 U.S.C. 78c). Barclays Advisors is an Investment Advisor pursuant to Rule 13d-1 (b) as defined in section 240.13d(b)(1)(ii)(E) of the Act. According to the filing, Barclays Global beneficially owns 1,831,142 shares (3.81%) of Common Stock with sole voting and dispositive power over 1,619,739 reporting shares. Barclays Advisors owns 1,261,286 shares (2.63%) of Common Stock with sole voting and dispositive power. The aggregate amount beneficially owned by the Barclays Reporting Parties is 3,092,428 (6.44%) shares of Common Stock with sole voting and dispositive power over 2,881,025 shares of Common Stock.

(3)	Information regarding ownership of Common Stock by T. Rowe Price Associates, Inc. (“Price Associates”) is included herein in reliance on information set forth in Amendment No. 2 in Schedule 13-G filed on February 14, 2006, with the SEC, reflecting ownership as of December 31, 2005. According to the filing, Price Associates beneficially owns 2,918,600 (6.0%) shares of Common Stock as of December 31, 2005. Price Associates maintains sole dispositive power over their shares of the Company’s Common Stock, but only has the power to vote 778,800 reported shares of Common Stock.

(4)	Includes (i) 10,000 shares of Common Stock that Mr. Edwards has the right to acquire by exercising options granted under the 1996 Long-Term Incentive Plan (the “1996 Plan”); (ii) 189,790 shares over which he has sole voting and investment power; and (iii) 16,000 shares over which he has voting power but no investment power.

(5)	Includes (i) 9,500 shares of Common Stock over which Mr. Brown has sole voting and investment power; and (ii) 3,500 shares over which he has voting power but no investment power.

(6)	Includes (i) 5,000 shares of Common Stock that Mr. Cicconi has the right to acquire by exercising options granted under the 1996 Plan; (ii) 21,779 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(7)	Includes (i) 10,000 shares of Common Stock that Mr. Guzmán has the right to acquire by exercising options granted under the 1996 Plan; (ii) 29,643 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(8)	Includes (i) 10,000 shares of Common Stock that Mr. Harris has the right to acquire by exercising options granted under the 1996 Plan; (ii) 38,040 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(9)	Includes (i) 12,948 shares of Common Stock that Mr. Heitz has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 38,348 shares over which he has sole voting and investment power; and (iii) 5,654 shares over which he has voting power but no investment power.

(10)	Includes (i) 5,000 shares of Common Stock that Ms. Holland-Branch has the right to acquire by exercising options granted under the 1996 Plan; (ii) 11,980 shares over which she has sole voting and investment power; and (iii) 5,332 shares over which she has voting power but no investment power.

(11)	Includes (i) 10,000 shares of Common Stock that Mr. Parks has the right to acquire by exercising options granted under the 1996 Plan; (ii) 31,375 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(12)	Includes (i) 10,000 shares of Common Stock that Mr. Siegel has the right to acquire by exercising options granted under the 1996 Plan; (ii) 31,430 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(13)	Includes (i) 10,000 shares of Common Stock that Mr. Wertheimer has the right to acquire by exercising options granted under the 1996 Plan; (ii) 17,456 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(14)	Includes (i) 10,000 shares of Common Stock that Mr. Yamarone has the right to acquire by exercising options granted under the 1996 Plan; (ii) 4,294 shares over which he has sole voting and investment power; and (iii) 3,500 shares over which he has voting power but no investment power.

(15)	Includes (i) 300,000 shares of Common Stock that Mr. Hedrick has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 115,863 shares over which he has sole voting and investment power; and (iii) 36,800 shares over which he has voting power but no investment power.

(16)	Includes (i) 180,000 shares of Common Stock that Mr. Bates has the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 21,992 shares over which he has sole voting and investment power; and (iii) 7,000 shares over which he has voting power but no investment power.

(17)	Includes (i) 23,500 shares of Common Stock that Mr. Wilson has the right to acquire by exercising options granted under the 1999 Plan; (ii) 1,465 shares over which he has sole voting and investment power; and (iii) 9,600 shares over which he has voting power but no investment power.

(18)	Includes (i) 50,000 shares of Common Stock that Ms. Lore has the right to acquire by exercising options granted under the 1999 Plan; (ii) 5,953 shares over which she has sole voting and investment power; and (iii) 2,900 shares over which she has voting power but no investment power.

(19)	Includes (i) 100,000 shares of Common Stock that Mr. Puente has the right to acquire by exercising options granted under the 1999 Plan; (ii) 3,574 shares over which he has sole voting and investment power; and (iii) 3,200 shares over which he has voting power but no investment power.

(20)	Includes (i) 225,000 shares of Common Stock that other officers currently have the right to acquire by exercising options granted under the 1996 and 1999 Plans; (ii) 63,166 shares over which they have sole voting and investment power; and (iii) 15,900 shares over which they have voting power but no investment power.

(21)	Includes (i) 971,448 shares of Common Stock related to stock options discussed above; (ii) 635,648 shares over which the directors and officers have sole voting and investment power; and (iii) 130,386 shares over which they have voting power but no investment power.

Certain Relationships and Related Transactions

During 2005 the Company purchased, following a competitive bid process, office furniture, carpeting and installation, maintenance and repair services from Facilities Connection, Inc. in the approximate amount of $80,000. Patricia Z. Holland-Branch, a Class I Director, is the President, Chief Executive Officer and owner of Facilities Connection, Inc. The Company also retained the law firm of Irell & Manella, LLP in connection with certain legal matters in 2005. Kenneth R. Heitz, a Class II Director, is a partner of Irell & Manella, LLP. The Company believes that the above purchases were made on terms typical for such transactions or services charged by firms not affiliated with any director of the Company.

Compensation Committee Interlocks and Insider Participation

During 2005, none of the Company’s executive officers served on the compensation committee or board of another company, one of whose executive officers served on the Company’s Board or Compensation Committee. One of the Company’s directors who served on the Compensation Committee in 2005, Kenneth R. Heitz, is a partner of a law firm, Irell & Manella, LLP, which was retained in 2005 by the Company in connection with certain legal matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Act requires the Company’s directors, officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during and for the fiscal year ended December 31, 2005, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements, except that a Form 4 for Mr. Harris reporting the sale of 5,000 shares of Common Stock in August 2005 was inadvertently filed late in February 2006.

PROPOSAL 2 – APPROVAL OF EL PASO ELECTRIC COMPANY

2006 LONG-TERM INCENTIVE PLAN

General

The Board of Directors is seeking stockholder approval of the El Paso Electric Company 2006 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means whereby employees and directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. Under the Plan, the Company may grant non-qualified stock options, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. Reference is made to Exhibit A to this Proxy Statement for the complete text of the Plan which is summarized below.

As described in more detail below, the Plan is more restrictive than the 1999 Plan as it relates to (i) the definition of a “change in control,” (ii) the payouts upon the occurrence of a change in control, (iii) the performance measures that may be utilized for performance-based awards and (iv) the maximum annual awards to employees.

Description of Plan

Administration.    The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).

Subject to the express provisions of the Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan.

Available Shares.    In 1999, the Company’s shareholders approved the El Paso Electric Company 1999 Long-Term Incentive Plan (the “1999 Plan”). At March 15, 2006, there remained 159,932 shares available for awards under the 1999 plan. The Company estimates that all shares available under the 1999 Plan will have been awarded prior to the annual shareholders meeting in 2007.

Under the Plan, 2,160,000 shares of Common Stock will be available for awards, subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction. Shares covered by an award shall be counted as used as of the date of grant. Under the Plan, any shares related to awards under the Plan or the Company’s prior plans which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the Plan.

Change in Control.    In the event of certain acquisitions of 30% or more of the Common Stock, certain changes in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of the surviving company) or the liquidation or dissolution of the Company, all outstanding options and SARs will be exercisable in full, and the restricted stock and restricted stock units will become immediately vested and payable. The performance period applicable to performance shares and performance units shall end upon the occurrence of a change in control in the manner and on the date determined by the Committee in its sole discretion. The performance goals associated with such awards shall be measured based on performance achieved through the end of such shortened performance period and such awards shall become vested and payable on a prorated basis to reflect the shortened performance period, with the remaining portion of the awards terminating. The 2006 Long-Term Incentive Plan is more restrictive than the 1999 Long-Term Incentive Plan under which all awards vested at maximum levels without proration upon the occurrence of a change in control event. Also, the definition of change in control is modified under the 2006 Long-Term Incentive Plan to require consummation of a shareholder-approved transaction.

Effective Date, Termination and Amendment.    If approved by stockholders, the Plan will become effective as of the date of such approval. The Plan will terminate ten years thereafter unless terminated earlier by the Board of Directors. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any award agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in the Plan, options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Stock Options-General.    The Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash or by delivery of previously owned shares of Common Stock.

Non-Qualified Stock Options and Incentive Stock Options.    The period for the exercise of a non-qualified stock option or incentive stock option will be determined by the Committee. The exercise price of a non-qualified stock option or incentive stock option will not be less than the fair market value of the Common Stock on its date of grant. The Committee may impose restrictions on any shares acquired pursuant to the exercise of a non-qualified stock option or incentive stock option granted under the Plan.

The award agreement shall set forth the extent to which the participant shall have the right to exercise the non-qualified stock option or incentive stock option in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee.

Stock Appreciation Rights.    The period for the exercise of a stock appreciation right (SAR) will be determined by the Committee. The base price of a SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR. The Committee may impose restrictions upon exercise of a SAR granted under the Plan.

The award agreement shall set forth the extent to which the participant shall have the right to exercise the SAR in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee.

Restricted Stock and Restricted Stock Units.    The Plan provides for the grant of (i) restricted stock awards which may be subject to a restriction period (“restricted stock”), and (ii) restricted stock units which are similar to restricted stock except no shares are actually awarded. An award of restricted stock or restricted stock units may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be freely transferable after all conditions and restrictions have been satisfied or lapse. The award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. A participant shall have no voting rights with respect to any restricted stock units granted under the Plan.

Performance Units and Performance Shares.    The Plan also provides for the grant of performance units and performance share awards. Each performance unit and each performance share is a right, contingent upon the attainment of performance measures within a specified performance period. The Committee will determine the form of payout of cash or in shares (or in a combination thereof) equal to the value of earned performance units/performance shares at the close of the applicable performance period. The award agreement shall set forth the extent to which the participant shall have the right to retain the performance units and/or performance shares in the event of participant’s termination of employment or service, as determined by the Committee. If the Committee desires to qualify performance-based awards under Section 162(m) of the Code, the performance goals will consist of any of the following:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets; and

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

By adopting the performance measures listed above, the Company has increased the restrictions under which a performance share may be awarded. Unlike the 1999 Long-Term Incentive Plan, this Plan contains a list of specific performance criteria that may be used in the award of performance shares.

Cash-Based Awards and Other Stock-Based Awards.    The Plan also provides for the grant of cash-based awards and other types of equity-based or equity-related awards not otherwise described by the Plan as determined by the Committee. The Committee will determine the value of the cash-based awards and other stock-based awards and may establish performance goals. In the event the Committee establishes performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid out will depend on the extent to which performance goals are met. The Committee shall determine the extent to which the participant shall have the right to receive cash-based awards or other stock-based awards in the event of participant’s termination of employment or service.

Non-Employee Director Awards.    Unless the Board determines otherwise, on the date of each annual meeting of stockholders of the Company, the following restricted stock awards shall be made to each person who is a non-employee director immediately after such meeting of stockholders:

(a)	Each non-employee director, other than the Chairman of the Board and the Vice Chairman of the Board, shall receive a restricted stock award of three thousand five hundred (3,500) shares;

(b)	The Vice Chairman of the Board shall receive a restricted stock award equal to the sum of (i) three thousand five hundred (3,500) shares and (ii) an amount of shares equal to one hundred thousand dollars ($100,000) divided by the closing price of the stock on the date of grant; and

(c)	The Chairman of the Board shall receive a Restricted Stock Award of sixteen thousand (16,000) shares less the number of shares awarded the Vice Chairman under subparagraph (b)(ii) above.

The Board will have full discretion to change grant practices for non-employee directors.

Maximum Awards for Employees.    Generally, the Plan limits the annual awards to any individual employee as follows:

(a)	300,000 options;

(b)	300,000 SARs;

(c)	150,000 shares of restricted stock or restricted stock units;

(d)	150,000 performance shares or performance units; and

(e)	$3,000,000 or 150,000 shares of cash-based or other stock-based awards.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

A participant generally will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon disposition and (ii) the fair market value of the shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

A participant generally will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. This amount generally is deductible by the Company as compensation expense.

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized generally is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. Restricted stock units generally will also be taxed as ordinary income upon vesting unless structured in compliance with applicable tax rules to defer taxation until settlement.

Most of the awards under the Plan are discretionary, so it is not possible to determine the benefits received in the future by participants, except with respect to directors under the current Board compensation policy. The following table sets forth the aggregate number of shares of Common Stock that would be granted annually to non-employee directors based on current Board compensation policy. Such awards are granted on the date of each annual meeting of stockholders beginning with the 2006 Annual Meeting of Stockholders.

New Plan Benefits Table

El Paso Electric Company

2006 Long-Term Incentive Plan

	Restricted Shares
Position	Number	Value
Non-employee directors (12 persons)	51,000	$1,042,950

The indicated value is based on a fair market value of $20.45 per share which is the closing price of Common Stock on the New York Stock Exchange on February 28, 2006. The general terms of such restricted stock are described above under “Restricted Stock.”

In 2005, officers of the Company received an aggregate award of 23,800 shares of restricted stock which have a three-year vesting cycle, and 64,300 performance shares at target which have a three-year performance cycle. However, awards under the Plan are discretionary, and therefore, officers may receive different amounts of awards in the future.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,354,448	$11.12	353,104
Equity compensation plans not approved by security holders	—	—	—

Total	1,354,448	$11.12	353,104

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the El Paso Electric Company 2006 Long-Term Incentive Plan. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the Plan. The Board of Directors recommends a vote FOR approval of the Plan.

PROPOSAL 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. At the Annual Meeting, the Company will ask shareholders to ratify the Board’s selection. KPMG LLP, which served in the same capacity in 2003, 2004 and 2005, is expected to be represented at the Annual Meeting. Representatives of KPMG LLP will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions. If the shareholders do not ratify the Board’s proposal, the Board of Directors will reconsider its action with respect to the appointment of KPMG LLP. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG LLP during the fiscal year ending December 31, 2006.

Audit Fees

KPMG LLP billed the Company an aggregate of $1,017,000 for professional services rendered in connection with the audit of the Company’s financial statements (including $522,000 for Sarbanes-Oxley Section 404 certification) and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2005. The

Sarbanes-Oxley Section 404 certification fees include $231,000 of fees associated with the December 31, 2004 attestation, which were billed in 2005, and $291,000 associated with the December 31, 2005 attestation.

KPMG LLP billed the Company an aggregate of $722,000 for professional services rendered in connection with the audit of the Company’s financial statements (including Sarbanes-Oxley Section 404 Certification) for the fiscal year ended December 31, 2004 and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2004.

Financial Information Systems Design and Implementation

The Company did not pay nor did KPMG LLP perform professional services in connection with financial information systems design and implementation for the fiscal years ended December 31, 2005 and 2004.

Audit-Related Fees

KPMG LLP billed the Company $247,000 and $145,000 for audit-related services, including comfort letters and consents associated with the 2005 Form S-3 and the 2005 pollution control bonds offering, and audits of benefit plans and federal and state regulatory filings, during the fiscal years ended December 31, 2005 and 2004, respectively.

Tax Fees

KPMG LLP billed the Company $44,000 and $63,000 for professional services rendered in connection with tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2005 and 2004, respectively.

All Other Fees

The Company paid no other fees to KPMG during the fiscal years ended December 31, 2005 and 2004.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services described above in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services described above under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with KPMG LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that such designees present any such pre-approvals to the full committee at the next committee meeting.

The Board of Directors recommends a vote FOR the Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

CERTAIN ADDITIONAL INFORMATION

Executive Compensation

The following table sets forth certain information concerning the cash and non-cash compensation paid to the individual who served as Chief Executive Officer during 2005 and each of the other four most highly compensated executive officers who were serving as executive officers at December 31, 2005 (the “Named Executive Officers”), for the last three fiscal years for service in the capacities indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation			All Other Compensation(4) ($)
						Awards		Payouts
Name and Principal Position	Year	Base Salary ($)		Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock(2) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts(3) ($)
Gary R. Hedrick Chief Executive Officer & President	2005 2004 2003	475,000 425,000 425,000		230,127 216,517 0	27,404 24,519 24,519	156,687 141,616 0	0 0 0	673,806 0 0	3,595 2,248 2,248

Julius F. Bates Executive Vice President & Chief Operating Officer	2005 2004 2003	258,808 220,000 220,000		94,457 74,718 0	10,385 8,462 12,692	45,025 40,080 0	0 0 0	191,464 0 0	6,300 6,150 6,000

Scott D. Wilson Senior Vice President, Chief Financial Officer	2005 2004 2003	211,346 166,238 41,250	(5)	68,890 33,386 0	8,846 6,410 6,346	116,309 12,024 0	0 0 0	58,912 0 0	6,300 5,179 0

Kerry B. Lore Vice President — Administration	2005 2004 2003	178,600 173,400 153,868		42,815 42,890 0	6,869 6,669 6,539	16,209 14,696 0	0 0 0	69,958 0 0	6,300 5,402 5,164

Hector R. Puente Vice President — Power Generation	2005 2004 2003	176,000 160,160 154,000		42,300 39,638 0	10,154 12,320 5,923	19,811 17,368 0	0 0 0	84,686 0 0	5,645 4,312 3,465

(1)	Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy. Excludes perquisites representing less than 10% of annual salary.

(2)	Restricted stock awards are valued at the closing market price on the date of the grant. The awards vest three years following the date of the grant. As of December 31, 2005, the aggregate holdings of unvested restricted shares of common stock of the Company were as follows: Mr. Hedrick, 19,300 shares ($298,303); Mr. Bates, 5,500 shares ($85,105); Mr. Wilson, 6,800 shares ($128,333); Ms. Lore, 2,000 shares ($30,905); Mr. Puente, 2,400 shares ($37,179).

(3)	LTIP Payouts are from the 2-year cycle of the 2004 award under the 1999 Long-Term Incentive Plan which vested on December 31, 2005. The performance stock awards are valued at the closing market price on the vesting date. As of December 31, 2005, the aggregate holdings of vested performance shares of common stock of the Company which were awarded based on an attainment of performance goals at 175% of target, were as follows: Mr. Hedrick, 32,025 shares ($673,806); Mr. Bates, 9,100 shares ($191,464); Mr. Wilson, 2,800 shares ($58,912); Ms. Lore, 3,325 shares ($69,958); and Mr. Puente, 4,025 shares ($84,686).

(4)	Includes matching contributions made by the Company under the Company’s 401(k) Plan.

(5)	Represents Mr. Wilson’s prorated base salary since his hire date on September 22, 2003.

Aggregate Options Outstanding Under the 1996 and 1999 Long-Term Incentive Plans

Set forth below is information with respect to the aggregate options granted pursuant to the Company’s 1996 and 1999 Plans that were outstanding at December 31, 2005, for each of the Named Executive Officers. No options were granted to any Named Executive Officers in 2005.

AGGREGATED OPTIONS/SAR EXERCISES

IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year-end Exercisable/Unexercisable	Value of Unexercised In-the-Money Options-SARS at Fiscal Year-end Exercisable/Unexercisable
Gary R. Hedrick	100,000	$1,596,791	250,000/100,000	$2,471,500/$745,000
Julius F. Bates	0	0	260,000/40,000	$3,327,750/$284,000
Scott D. Wilson	6,500	$56,693	13,500/30,000	$111,510/$247,800
Kerry B. Lore	0	0	40,000/10,000	$243,600/$60,900
Hector R. Puente	0	0	80,000/20,000	$563,200/$140,800

Set forth below is information with respect to the long-term incentive award plan.

LONG-TERM INCENTIVE AWARD PLAN – AWARDS IN 2005

			Estimated Future Payouts Non-Stock Price-Based Plans(1)(2)
Name	Number Of Shares	Performance Period Until Payout	Threshold Number Of Shares	Target Number Of Shares	Maximum Number Of Shares
Gary R. Hedrick	30,000	12/31/07	9,000	30,000	60,000
Julius F. Bates	8,600	12/31/07	2,580	8,600	17,200
Scott D. Wilson	3,000	12/31/07	900	3,000	6,000
Kerry B. Lore	3,000	12/31/07	900	3,000	6,000
Hector R. Puente	3,700	12/31/07	1,110	3,700	7,400

(1)	Amounts shown are potential payouts of awards in common stock under the Company’s long-term incentive plan. These awards have a three-year performance cycle. Payouts will be based on a total shareholder return measure compared to a peer group of companies in Standard and Poor’s SmallCap 600 and MidCap 400 that are also in the Global Industry Classification Standard’s (GICS’s) sub-industry of Electric Utilities.

(2)	The threshold, target, and maximum levels correspond to the achievement of 30%, 100% and 200%, respectively, of the total shareholder return percentile rank. Achievement of a threshold, target, or maximum level would result in the award of the number of shares indicated in the respective column. If the Company is below the 30th percentile, no payout of the performance share portion of the award will be earned. If the Company ranks 1st, 2nd, or 3rd within the peer group, the performance share payout will equal 200%, 175%, or 150% of target, respectively. If the Company ranks at the median of the peer group, the performance share payout will equal 100% of target. Between the 30th percentile and the median, the performance share payouts will be evenly distributed between 30% of target and 100% of target. Between the median position and the 3rd position, the performance share payouts will be evenly distributed between 100% of target and 150% of target.

RETIREMENT INCOME PLAN TABLE

The table set forth below shows estimated annual benefits payable at the normal retirement age of 65 upon retirement under the Company’s Retirement Income Plan for Employees of El Paso Electric Company (“the Pension Plan”) for the years of service and levels of final average compensation specified.

PENSION PLAN TABLE

Base Salary or Compensation	Years of Service
	15	20	25	30	35
$125,000	$23,438	$31,250	$39,062	$46,875	$54,688
150,000	28,125	37,500	46,875	56,250	65,625
175,000	31,875	42,500	53,125	63,750	74,375
200,000	37,500	50,000	62,500	75,000	87,500
225,000	42,188	56,250	70,313	84,375	98,438
250,000	46,875	62,500	78,125	93,750	109,375
300,000	56,250	75,000	93,750	112,500	131,250
350,000	65,625	87,500	109,375	131,250	153,125
400,000	75,000	100,000	125,000	150,000	175,000
450,000	84,375	112,500	140,625	168,750	196,875
500,000	93,750	125,000	156,250	187,500	218,750
750,000	140,625	187,500	234,375	281,250	328,125

The Pension Plan is a qualified defined benefit plan with a cliff vesting schedule in which a participant is 100% vested after five years of vesting service as defined by the plan. In general, compensation is the annual salary paid to the participant. The amount shown in the column titled “Base Salary or Compensation” of the Pension Plan Table represents the annualized average monthly compensation paid to the participant for the sixty months prior to retirement. The estimated credited years of service for each of Messrs. Hedrick, Bates, Wilson, Ms. Lore and Mr. Puente at December 31, 2005, were 29, 33, 2, 24, and 25 respectively. The benefits are computed based on straight-life annuity amounts and are not subject to any deduction or offset for social security benefits or other amounts. Pursuant to applicable federal regulations, for periods after December 31, 1992, the maximum amount of compensation on which the benefits can be based was reduced to $150,000 per year. The maximum amount of compensation upon which benefits can be based may be adjusted annually in $10,000 increments, but in no event can such benefits be based on an adjusted maximum compensation in excess of that allowed by the Internal Revenue Service in connection with qualified retirement plans. For the year 2005, the maximum amount of compensation on which benefits may be based is $210,000. Participants in the Pension Plan will receive the greater of the accrued benefit at December 31, 1992, or the benefits accrued using the compensation limitation.

Pension Equalization Payments

Through the El Paso Electric Company Excess Benefit Plan, supplemental retirement benefits are provided to all executive officers and other participants whose benefits are limited under the qualified plans by applicable federal tax laws and regulations equal to the difference between the benefits that would have been payable under the qualified plans but for the applicable limitations and the benefits that are indicated in the above referenced pension plan table. For the Excess Benefit Plan, “Compensation” includes the annual salary and short-term bonus paid to the participant.

Employment Agreements and Related Matters

The Company has entered into Change of Control Agreements (the “Change of Control Agreements”) with each Named Executive Officer and certain other officers of the Company. In the event the covered officer is terminated without cause or resigns for good reason (including a material reduction in duties and responsibilities, a reduction in pay or a relocation of more than 100 miles) during the two-year period following a change of control, he or she will receive the following benefits under the Change of Control Agreements:

•	a pro rata payment of the officer’s target bonus for the year of termination;

•	a lump sum payment equal to the officer’s annual base salary plus target bonus for the year of termination, multiplied by either three (for Messrs. Hedrick, Bates and Wilson) or two (for all other officers covered by a Change of Control Agreement);

•	the actuarial equivalent of vested benefits under the Company’s retirement plan calculated with additional years of service equal to either three years (for Messrs. Hedrick, Bates and Wilson) or two years (for all other officers covered by a Change of Control Agreement);

•	continuation of health and other welfare benefits for two years, including service credit for those two years for purposes of eligibility (but not time of commencement of benefits) for retiree benefits under any of these plans;

•	outplacement services for one year; and

•	a tax gross-up payment in the event the payments become subject to the federal excise tax.

A “change of control” is defined in the Change of Control Agreements and generally includes the acquisition by any person of 30% or more of the common stock or voting power of the Company, or the approval by stockholders of the Company of a reorganization, merger or consolidation or other disposition of all of substantially all of the assets of the Company which results in at least a 40% change in ownership.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

General.    The Compensation Committee (the “Committee”) of the Board of Directors is comprised entirely of independent, non-employee directors. The Committee is responsible for reviewing and approving the compensation of all executive officers of the Company, including the Named Executive Officers and for administering the 1996 and the 1999 Plans.

Compensation Philosophy and Programs.    The Company desires to attract and retain the required talent necessary to achieve its business strategy and provide maximum shareholder value over the long term. As such, the following compensation philosophy is intended to facilitate the design of programs to accomplish these goals:

•	Provide competitive total compensation and rewards that attract and retain executive talent with appropriate experience

•	Motivate and reward executives for achievement of outstanding results

•	Align shareholder interests with those of executive management

With the help of an independent compensation consulting firm, the Committee regularly compares the salary and incentive opportunities for the executive officers with the compensation provided for similar positions at comparable companies. The firm compares the Company information to data of a similar type obtained from a peer group of companies of approximately the same size as the Company and operating in the same industry (the “utility comparator group”). Similar to the Company, most of these companies do not reside in a major metropolitan area.

The utility comparator group contains approximately 15 companies in the “EEI 100” index used to prepare the performance graph that appears later in this Proxy Statement. The Committee believes that the companies with which the Company competes for employees are not necessarily the same as the companies included in that index. The 15 utility comparator group companies are as follows: ALLETE Inc; Alliant Energy Corporation; Ameren Corporation; Black Hills Corporation; Cleco Corporation; DPL Inc.; Duquesne Light Holdings Inc.; Great Plains Energy Incorporated; IDACORP, Inc.; Otter Tail Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; SCANA Corporation; Unisource Energy Corporation; and Westar Energy Inc.

Based on the above parameters, the Committee and Board of Directors continue to believe a total compensation program for executives should primarily be comprised of three elements: base salary, short-term incentives, and long-term incentives.

Base Salary.    Base salary levels are targeted at median levels of the utility comparator group. The base salary of each executive is determined by his or her skills, experience, and potential impact on the Company’s operations. Base salary adjustments are directly related to the officer’s performance and success in achieving specific corporate and individual goals. In addition, the Company’s overall financial performance also impacts salary adjustments. The Chief Executive Officer reviews the performance of the other executive officers and makes recommendations to the Committee based on each officer’s performance. Based on the information available to it, the Committee believes that the base salaries of the executive officers are generally near the median for comparable electric utilities.

Short-Term Incentives.    Each executive officer has a target incentive opportunity, payable in cash, if the Company achieves specific annual goals that are established in advance by the Committee and the Board of Directors. It is anticipated that the annual performance goals will be “stretch” goals based on the achievement of corporate objectives that will lead to enhanced shareholder value. In

2005, the performance goals were related to safety, customer satisfaction and earnings per share. If a certain level of earnings per share is not attained, no bonuses will be paid for any of the measures. In 2005, the Company achieved its earnings per share goal at slightly above the target level and certain of its safety goals but did not meet its minimum customer satisfaction goal. Based on these results, the Named Executive Officers earned bonuses for 2005 at approximately 80% of the overall target. The total bonus paid to each Named Executive Officer in 2005 is set forth in the “Summary Compensation Table” on page 19. For the 2006 incentive plan, goals have been established for safety, customer satisfaction and earnings per share. Again, no short-term incentive awards will be granted unless the minimum earnings per share goal is met.

Long-Term Incentives.    The long-term incentive plan is intended to promote long-term growth and stability and to allow executive officers to acquire the Company’s Common Stock and directly align the executive officers’ personal interest with that of other shareholders.

The Company has a long-term incentive award program under the 1999 Plan to provide market-based, long-term incentive award opportunities to Company executive officers. Under the program, eligible participants are given an annual restricted stock award and a performance share award opportunity. Twenty-five percent (25%) of the value of each award is in the form of restricted stock, and seventy-five percent (75%) of the value of each award is in the form of performance shares. Restricted stock vests at the end of three years. Performance shares are earned based on the total shareholder return compared to industry peer companies over a three-year period. Payout values for the performance shares are calculated by determining the Company’s percentile ranking within the Company’s peer group at the end of the cycle and can range from 0% to 200% of target with a threshold award earned at the thirty percentile ranking. The peer group is composed of the companies in Standard and Poor’s Small Cap 600 and MidCap 400 that are also in the Global Industry Classification Standard’s (GICS’s) sub-industry of Electric Utilities. The award opportunities granted in 2005 to the Named Executive Officers are set forth in the long-term incentive plan table on page 20.

The Company’s 2004-2005 performance cycle concluded in December 2005. For this two-year cycle, the Company’s total shareholder return ranked second among the peer companies (described above) resulting in a payout of 175% of target. Based on an attainment of performance goals at 175% of target, the Company awarded to the Named Executive Officers the aggregate holdings of vested performance shares of common stock set forth in the summary compensation table on page 19.

Other Supplemental Plans and Perquisites.    The Company does not have any other supplemental plans other than the El Paso Electric Company Excess Benefit Plan. Through this plan, supplemental retirement benefits are provided to all executive officers and other participants whose benefits are limited under the qualified plans by applicable federal tax laws and regulations equal to the difference between the benefits that would have been payable under the qualified plans but for the applicable limitations and the benefits that are indicated in the above referenced pension plan table. For the Excess Benefit Plan, “Compensation” includes the annual salary and short-term bonus paid to the participant. The only perquisite the Company provides is a transportation allowance to all executive officers of $250 a month.

Stock Ownership Guidelines.    Recognizing that stock ownership by executive officers and directors can directly correlate to improved performance and enhancement of shareholder value, the Committee established stock ownership guidelines for executive officers and directors. The guidelines suggest that the Chief Executive Officer own Common Stock with a value equal to three times his base salary and that other executive officers own Common Stock with a value equal to two times his or her base salary, respectively. The Company’s Corporate Governance Guidelines suggest that directors own Common Stock with a value equal to three times his or her annual cash retainer. The officer ownership guidelines were set in 1996 with the intention that they be met within 5 years for executive officers at that time or within 5 years from the date a person becomes an executive officer. The director ownership guidelines were established in 2003 upon the adoption of the Corporate Governance Guidelines with the intention that they be met by the end of the second year of service on the Board. The stock ownership guidelines have been met by all people for whom the respective 5-year or 2-year period is applicable.

Compensation of the Chief Executive Officer.    The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer’s compensation to the Company’s success in enhancing shareholder value. The shareholders will benefit through the Chief Executive Officer’s leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy. At the same time, the Committee strongly believes that the Chief Executive Officer’s total compensation should directly reflect increases in the value of the Common Stock.

The above-described philosophy guided the Board of Directors in establishing Mr. Hedrick’s compensation. Mr. Hedrick’s compensation has the following elements: base salary, annual incentive opportunity, restricted stock and stock options. Mr. Hedrick’s base salary was $475,000 which is near the median level of salaries of CEOs of the utility comparator group. Mr. Hedrick received a bonus for 2005 in the amount of $230,127 under the Company’s short-term incentive plan explained above. See “Short-Term Incentives” and “Summary Compensation Table.” On January 1, 2005, as part of the Company’s long-term incentive award plan explained above, the Company assigned Mr. Hedrick an annual restricted stock award and a performance share award. The restricted stock will vest in three years and the performance shares are earned based on the total shareholder return compared to industry peer companies over a three-year period. See “Long-Term Incentives” and “Long-Term Incentive Plan-Awards in 2005.” The amount and total value of these restricted shares of Common Stock, options and performance shares was determined based on a study conducted by an independent compensation consulting firm. Mr. Hedrick’s total compensation is below the median level of the utility comparator group with which the Company competes for executive talent. The structure of Mr. Hedrick’s compensation, in the view of the Board of Directors, aligns his interests with the total return to shareholders.

Members of the Compensation Committee:

James W. Cicconi – Chairman

Kenneth R. Heitz

Stephen N. Wertheimer

Charles A. Yamarone

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in reviewing the Company’s financial reporting process. In fulfilling its responsibilities, the Audit Committee, among other things, (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release; (2) reviewed and discussed the audited financial information contained in the annual report with the Company’s management, including the Chief Financial Officer, and independent auditors prior to public release; (3) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (4) discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (5) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

In addition, the Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also reviewed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005, with management and the independent auditors. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Audit Committee also recommended the reappointment of KPMG LLP as the Company’s independent auditors, and the Board of Directors concurred in such recommendation.

Submitted by the Audit Committee of the Company’s Board of Directors:

Charles A. Yamarone – Chairman

John Robert Brown

James W. Cicconi

Michael K. Parks

Eric B. Siegel

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock to the performance of the NYSE Composite, and the Edison Electric Institute’s Index of investor-owned electric utilities setting the value of each at December 29, 2000 to a base of 100. The table sets forth the relative yearly percentage change in the Company’s cumulative total shareholder return as compared to the NYSE, and the EEI, as reflected in the graph.

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
EPE	100	110	83	101	143	159
NYSE US	100	90	72	93	104	112
EEI	100	91	78	96	118	137

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 1, 2006. The Company will consider only those proposals which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws.

OTHER BUSINESS

The Board of Directors knows of no business, other than as stated in the Notice of Annual Meeting of Shareholders, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

ANNUAL REPORT

The Company’s 2005 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

One Proxy Statement will be sent to shareholders sharing the same address. However, additional copies may be obtained by contacting, via oral or written communication, the Company at (915) 543-5711, 100 N. Stanton, El Paso, Texas 79901. If any shareholders are receiving multiple Proxy Statements and would rather receive a single Proxy Statement, a request may be submitted to the telephone number and/or address listed in the immediately preceding sentence.

EL PASO ELECTRIC COMPANY

By Order of the Board of Directors

Guillermo Silva, Jr.

Corporate Secretary

Dated: March 27, 2006

EXHIBIT A

El Paso Electric Company

2006 Long-Term Incentive Plan

Effective May 3, 2006

El Paso Electric Company 2006 Long-Term Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1    Establishment.    El Paso Electric Company, a Texas corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the El Paso Electric Company 2006 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2    Purpose of this Plan.    The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3    Duration of this Plan.    Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4

“Award Agreement” or “Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a

Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change in Control” means any of the following events:

(a)	The acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of thirty percent (30%) or more of either: (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.8.

(b)	Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c)

Consummation of a shareholder-approved reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting form such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)	Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred as a result of the formation of a Holding Company. For the purposes hereof, “Holding Company” shall mean an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation, or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation, or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation, or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation, or other transaction, of such Outstanding Company Voting Securities.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means El Paso Electric Company, a Texas corporation, and any successor thereto as provided in Article 20 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated by the Committee as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Disability” means the inability of the holder of an award to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that in the case of stock options and stock appreciation rights, such determination shall be made in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.19	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22	“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Nonemployee Director” means a Director who is not an Employee.

2.24	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36	“Plan” means the El Paso Electric Company 2006 Long-Term Incentive Plan.

2.37	“Plan Year” means the calendar year.

2.38	“Prior Plans” means the El Paso Electric Company 1999 Long-Term Incentive Plan and the El Paso Electric Company 1996 Long-Term Incentive Plan.

2.39	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.40	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.41	“Share” means a share of common stock of the Company, no par value per share.

2.42	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.43	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1    General.    The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under this Plan on or after the Effective Date shall be two million one hundred sixty thousand (2,160,000) Shares (the “Share Authorization”), which shall consist of: (i) a number of Shares not previously authorized for issuance under any plan, plus (ii) the number of Shares remaining available for issuance under the Prior Plans but not subject to outstanding awards as of May 3, 2006.

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million (1,000,000) Shares.

4.2    Share Usage.    Shares covered by an Award shall be counted as used as of the date of grant. Any Shares related to Awards under this Plan or under Prior Plans which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), such tendered Shares shall again be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3    Annual Award Limits.    Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000) Shares.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one hundred fifty thousand (150,000) Shares, or equal to the value of one hundred fifty thousand (150,000) Shares determined as of the date of vesting or payout, as applicable.

(e)	Cash-Based Awards and Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of three million dollars ($3,000,000) or one hundred fifty thousand (150,000) Shares determined as of the date of vesting or payout, as applicable.

4.4    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything herein to the contrary, following a Change in Control the Committee may not take any such action as described in this Section 4.4 if such action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1    Eligibility.    Individuals eligible to participate in this Plan include all Employees and Directors.

5.2    Actual Participation.    Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1    Grant of Options.    Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4    Term of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the

Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment.    Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination. Unless otherwise specified in the Award Agreement, if the employment with or service to the Company of the Participant terminates, each Option held by such Participant shall be exercisable, to the extent that such Option is exercisable on the effective date of such Participant’s termination of employment or service, until and including the earliest to occur of (i) the date which is three (3) months (or such other period as set forth in the Award Agreement) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such Option; provided that, unless otherwise specified in the Award Agreement, if the Participant’s employment with or service to the Company terminates by reason of death or Disability, each Option held by such Participant shall be exercisable, to the extent that such Option is exercisable on the effective date of such Participant’s termination of employment or service, until and including the earliest to occur of (i) the date which is six (6) months (or such other period as set forth in the Award Agreement) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such Option.

6.9    Notification of Disqualifying Disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10    No Other Feature of Deferral.    No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested.

Article 7. Stock Appreciation Rights

7.1    Grant of SARs.    Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3    Term of SAR.    The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4    Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5    Settlement of SARs.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination. Unless otherwise specified in the Award Agreement, if the employment with or service to the Company of the Participant terminates, each SAR held by such Participant shall be exercisable, to the extent that such SAR is exercisable, on the effective date of such Participant’s termination of employment or service, until and including the earliest to occur of (i) the date which is three (3) months (or such other period as set forth in the Award Agreement) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such SAR; provided that, unless otherwise specified in the Award Agreement, if the Participant’s employment with or service to the Company terminates by reason of death or Disability, each SAR held by such Participant shall be exercisable, to the extent that such SAR is exercisable on the effective date of such Participant’s termination of employment or service, until and including the earliest to occur of (i) the date which is six (6) months (or such other period as set forth in the Award Agreement) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such SAR.

7.7    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

7.8    No Other Feature of Deferral.    No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

Article 8. Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the El Paso Electric Company 2006 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from El Paso Electric Company.

8.5    Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1    Grant of Performance Units/Performance Shares.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2    Value of Performance Units/Performance Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3    Earning of Performance Units/Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4    Form and Timing of Payment of Performance Units/Performance Shares.    Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1    Grant of Cash-Based Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2    Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3    Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4    Payment of Cash-Based Awards and Other Stock-Based Awards.    Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5    Termination of Employment.    The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1    Transferability.    Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2    Committee Action.    The Committee may, in its discretion, determine that notwithstanding Sections 11.1 and 11.3, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

11.3    Domestic Relations Orders.    Without limiting the generality of Section 11.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 12. Performance Measures

12.1    Performance Measures.    The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets; and

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2    Evaluation of Performance.    The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3    Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

12.4    Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

13.1    Eligibility.    Each Nonemployee Director shall receive a Restricted Stock Award in accordance with this Article 13.

13.2    Restricted Stock Awards.    Unless the Board determines otherwise, on the date of each annual meeting of stockholders of the Company, the following Restricted Stock Awards shall be made to each person who is a Nonemployee Director immediately after such meeting of stockholders:

(a)	Each Nonemployee Director, other than the Chairman of the Board and the Vice Chairman of the Board, shall receive a Restricted Stock Award of three thousand five hundred (3,500) Shares;

(b)	The Vice Chairman of the Board shall receive a Restricted Stock Award equal to the sum of (i) three thousand five hundred (3,500) Shares and (ii) an amount of Shares equal to one hundred thousand dollars ($100,000) divided by the closing price of the stock on the date of grant; and

(c)	The Chairman of the Board shall receive a Restricted Stock Award of sixteen thousand (16,000) Shares less the number of Shares awarded the Vice Chairman pursuant to Section 13.2(b)(ii).

If a person first becomes a Nonemployee Director (other than through a termination of employment) on a date other than an annual meeting of stockholders of the Company, the above amounts shall be prorated based on the portion of the year for which services are provided.

13.3    Period of Restriction for Awards.    Unless the Board determines otherwise, and unless the Restricted Stock Awards vest earlier pursuant to Article 17 herein, Restricted Stock Awards shall become one hundred percent (100%) vested on the date of the first anniversary of the date of grant, provided that the Nonemployee Director continues service on the Board through such first anniversary.

13.4    Changes to Nonemployee Director Awards.    The Board shall have full discretion, without subsequent shareholder approval, to change grant practices for Nonemployee Directors,

including but not limited to the persons eligible to receive Awards, the size of the Awards, the form of the Awards, and the terms and conditions of such Awards.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that no dividend equivalents may be granted on any Award of stock Options or SARs.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1    Employment.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2    Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3    Rights as a Shareholder.    Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)	All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;

(b)	All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and

(c)	The Performance Period applicable to Performance Shares and Performance Units shall end upon the occurrence of a Change in Control in the manner and on the date determined by the Committee in its sole discretion. The performance goals associated with such awards shall be measured based on performance achieved through the end of such shortened Performance Period and such awards shall become vested and payable on a prorated basis to reflect the shortened Performance Period, with the remaining portion of the awards terminating.

The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.

Article 18. Amendment, Modification, Suspension, and Termination

18.1    Amendment, Modification, Suspension, and Termination.    Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3    Awards Previously Granted.    Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

18.4    Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Withholding

19.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

21.2    Legend.    The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4    Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5    Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8    Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9    Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10    Uncertificated Shares.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13    Retirement and Welfare Plans.    Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14    Deferred Compensation.    It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

21.15    Nonexclusivity of this Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the state of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18    Indemnification.    Subject to requirements of Texas law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

[FORM OF PROXY CARD]

EL PASO ELECTRIC COMPANY

For the Annual Meeting of Shareholders

to be held May 3, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominate(s), constitute(s) and appoint(s) Gary R. Hedrick, Gary D. Sanders, and Guillermo Silva, Jr. and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company (the “Company”) to be held at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901, on Wednesday, May 3, 2006 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS III DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EL PASO ELECTRIC 2006 LONG-TERM INCENTIVE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS III DIRECTORS AND “FOR” THE APPROVAL OF THE EL PASO ELECTRIC 2006 LONG-TERM INCENTIVE PLAN AS EXPLAINED IN THE PROXY STATEMENT AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

[REVERSE OF CARD]

1.	Election of Directors Listed Below	FOR all nominees Listed below	☐	WITHHOLD AUTHORITY to vote For all nominees listed below	☐	*EXCEPTIONS	☐

To serve for a term of three years to expire at the annual meeting in 2009

Nominees: RAMIRO GUZMAN JAMES W. HARRIS STEPHEN N. WERTHEIMER CHARLES A. YAMARONE

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below

*Exceptions _______________________________________________________________________________________________

2.	Approval of the El Paso Electric Company’s 2006 Long – Term Incentive Plan.	FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2006.	FOR	☐	AGAINST	☐	ABSTAIN	☐

Address Changes and/or Comments	☐

Please date and sign exactly as name appears. If shares are held jointly, each should sign, if signing as attorney, executor, administrator, trustee or guarantee, etc., so indicate when signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _____________________________________

__________________________________________
Signature

__________________________________________
Signature if held jointly

Votes must be indicated (x) in Black or Blue ink. ☐

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.